UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2011

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 18, 2011, the European Commission issued a Statement of Objections relating to the proposed acquisition by Western Digital Corporation (the "Company") of Viviti Technologies Ltd. ("Viviti") (formerly known as Hitachi Global Storage Technologies Holdings Pte. Ltd.), a wholly-owned subsidiary of Hitachi Ltd. The Statement of Objections sets out the European Commission’s preliminary assessment regarding the combination of the Company and Viviti and its potential effects on competition. A Statement of Objections is a preparatory document that does not prejudge the European Commission’s final decision. The issuing of a Statement of Objections allows recipients to present arguments in response to the European Commission’s preliminary assessment of the competitive effects of a notified transaction. Subject to obtaining the required regulatory approvals or expiration of applicable waiting periods in the European Union and other remaining jurisdictions, the Company expects the transaction to close during the fourth calendar quarter of this year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

August 18, 2011	By:	/s/ Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary